UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2025

NIAGEN BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37752	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Wilshire Blvd. Suite 600, Los Angeles, California 90024
(Address of principal executive offices, including zip code)

(310) 388-6706
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NAGE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 25, 2025, ChromaDex, Inc. (the “Company”), a wholly owned subsidiary of Niagen Bioscience, Inc., executed a Sales Agreement (the “Supply Agreement”) with W. R. Grace & Co.-Conn (“Grace”), a Connecticut corporation, with an effective date of April 1, 2025.

Pursuant to the Supply Agreement, Grace will exclusively supply the Company with Nicotinamide-beta-Riboside Chloride (“NRCL”) meeting certain specifications as defined in a previously executed Quality Agreement. In addition, Grace is prohibited from selling NRCL to third parties and must notify the Company of any new business inquiries relating to the purchase of NRCL.

The Supply Agreement provides for an initial term through April 30, 2029, and will automatically renew for successive twelve (12) month terms unless either party provides written notice of its intent not to renew at least ninety (90) days prior to the expiration of the then-current term. The Company is required to purchase a minimum quantity of NRCL during each year of the term. The Company will also provide monthly rolling forecasts of its purchase needs for a twenty-four (24) month period, with the first twelve (12) months of each forecast binding upon Grace’s acceptance.

The parties have further agreed to make a good faith effort to execute a supplemental agreement establishing a process by which the Company would obtain from Grace a world-wide, royalty-bearing, exclusive, non-transferable and sub-licensable license to Grace’s patents covering NRCL’s manufacture, sufficient to enable the Company to manufacture NRCL for an agreed-upon royalty percentage (“License Agreement”). The License Agreement would become effective upon proper termination of the Supply Agreement under specified conditions. There is no guarantee that any such agreement will be entered into, or the timing of any such agreement or its terms.

The foregoing is only a summary of the material terms of the Supply Agreement, and does not purport to be complete and is qualified in its entirety by reference to the full text of the Supply Agreement, which is filed as Exhibit 10.1 hereto.
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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Sales Agreement, dated July 25, 2025, by and between ChromaDex, Inc. and W. R. Grace & Co.-Conn. *
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain portions of this exhibit are omitted because they are both not material and are the type that the Registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIAGEN BIOSCIENCE, INC.

Dated: July 29, 2025	By:	/s/ Ozan Pamir
Name: Ozan Pamir
Chief Financial Officer
(principal financial officer and duly authorized on behalf of the registrant)